As Filed with the Securities and Exchange Commission on May 5, 2004

                                                      Registration No. _________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
     ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                IPIX Corporation
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                          7379                  52-2213841
State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)      Classification Code        Identification
                                          Number)                  Number)

                       3160 CROW CANYON ROAD, FOURTH FLOOR
                               SAN RAMON, CA 94583
                            Telephone (925) 242-4000

              (Address of Principal Executive Offices and Zip Code)

                                 PAUL A. FARMER
                             CHIEF FINANCIAL OFFICER
                                IPIX CORPORATION
                       3160 CROW CANYON ROAD, FOURTH FLOOR
                               SAN RAMON, CA 94583
                                 (925) 242-4002
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

     ----------
                                    Copies to
                             Matthew S. Heiter, Esq.
                            Mark A. B. Carlson, Esq.
              Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
                         165 Madison Avenue, Suite 2000
                                Memphis, TN 38103
                            Telephone (901) 526-2000
                            Facsimile (901) 577-2303
     ----------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ?

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                          Proposed
                                                           Maximum              Proposed             Amount
Title of each class of securities to    Amount to       Offering Price      Maximum Aggregate          of
registered                            be Registered       per Share          Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value (1)      1,797,269            $5.97             $10,729,696             $1,360
---------------------------------------------------------------------------------------------------------------------

(1) The shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus who were issued the shares in a private offering that was completed on April 4, 2004. The price of $5.97, which is the average of the high and low prices of the Registrant's common stock on the Nasdaq Stock Market on May 3, 2004, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       ---------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               Subject to Completion, Dated _______________, 2004

PROSPECTUS

                                1,797,269 Shares

                                IPIX CORPORATION

                                  Common Stock

This prospectus relates to 1,797,269 shares of common stock of IPIX Corporation that may be sold from time to time by the selling stockholders named on page 9 of this prospectus. The selling stockholders may offer their shares through public or private transactions, in or off the over-the-counter market in the United States, at prevailing market prices, or at privately negotiated prices. For details of how the selling stockholders may offer their shares of common stock, please see the section of this prospectus called "Plan of Distribution." We will not receive any proceeds from the sales by the selling stockholders.

Our common stock is traded on the Nasdaq SmallCap Market under the symbol "IPIX." On May 4, 2004, the last reported sale price for our common stock on the Nasdaq SmallCap Market was $6.03 per share.


    ---------

The securities offered by this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4.


    ---------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   This prospectus is dated ___________, 2004


                                Table of Contents

Section                                                            Page
Prospectus Summary                                                   3
Special Note on Forward Looking Statements                           4
Risk Factors                                                         4
Use of Proceeds                                                      9
Selling Stockholders                                                 9
Plan of Distribution                                                11
Legal Matters                                                       13
Experts                                                             13
Where You Can Find More Information                                 13
Incorporation of Certain Documents by Reference                     13


    ----------


You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                               Prospectus Summary

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the shares being sold in this offering, including "Risk Factors" and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

                                   Our Company

IPIX Corporation, formally Internet Pictures Corporation, is a leading provider of technology solutions enabling public and private enterprises to use visual data efficiently. We combine our experience, people, technology, processes and partnerships to deliver an extensive range of visual data solutions worldwide. Our services and technologies provide our customers with the opportunity to increase revenues, improve customer satisfaction and enhance security for the protection of life and property. Our patented immersive imaging technology is used to provide an unparalleled view of the world. Government and commercial enterprises and others around the world are finding new ways to use our products for video security, situational awareness, visual documentation and on-line marketing. Our Rimfire technology is used by publishers to dramatically improve the effectiveness of directional advertising in both traditional publishing such as yellow pages and newspaper classifieds ads. It is also used by on-line publishers such as real-estate and automobile resale aggregators.

In 2004, our organization moved from being technology focused (Immersive Video Solutions, Transaction Services and Immersive Still Solutions) to being market focused in order to better serve the needs of our customers. We are now organized into three business units: IPIX Security, IPIX Ad Technologies and IPIX InfoMedia, respectively.

    - IPIX Security provides security and surveillance products and services for commercial and governmental customers.

    - IPIX Ad Technologies focuses on the sale of complete solutions to customers who rely on visual data to create effective directional advertising such as publishers of newspaper classifieds, yellow page directories, on-line auctions, real estate and autos classifieds.

    - IPIX InfoMedia focuses on the sale of immersive still technology licenses for the on-line real estate, travel and hospitality and visual documentation markets.

We have corporate offices and operations in Oak Ridge, Tennessee and a co-headquarters facility in San Ramon, California.

                               Securities Offered

On April 4, 2004, we completed the sale of 909,090 shares of our common stock and additional investment rights to purchase another 888,179 shares of our unregistered common stock, resulting in gross proceeds (assuming no exercise of the additional investment rights) of approximately $5.0 million, in a private offering to accredited institutional investors. The shares of common stock were sold at $5.50 per share, and the shares of common stock underlying the additional investment rights are purchasable at $6.05 per share. The additional investment rights are exercisable until 90 trading days after the effectiveness of this Registration Statement.

This prospectus relates to the resale from time to time of up to a total of 1,797,269 shares of our common stock by the selling stockholders, comprising:

    -     909,090 shares of our common stock issued on April 4, 2004; and

    - 888,179 shares of our common stock, which remain eligible for resale, issuable upon exercise of additional investment rights issued on April 4, 2004.

                   Special Note on Forward Looking Statements

This prospectus and the documents and information incorporated by reference in this prospectus, such as from "Item 1. Business" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, include "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the information concerning our possible or assumed future operating results, business strategies, financing plans, competitive position, industry environment, the anticipated impact on our business and financial results of recent and future acquisitions, the effects of competition, our ability to produce new products in a cost-effective manner and estimates relating to our industry. Forward-looking statements may be identified by the use of words like "believes," "intends," "expects," "may," "will," "should" or "anticipates," or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties.

Actual results may differ materially from those expressed or implied by forward-looking statements for a number of reasons, including those appearing elsewhere in this prospectus under the heading "Risk Factors." In addition, we base forward-looking statements on assumptions about future events, which may not prove to be accurate. In light of these risks, uncertainties and assumptions, you should be aware that the forward-looking events described in this prospectus and the documents incorporated by reference in this prospectus may not occur.

                                  Risk Factors

You should carefully consider and evaluate all of the information contained or incorporated by reference in this prospectus, including the following risk factors, before deciding to invest in our notes. Any of these risks could materially and adversely affect our business, financial condition and results of operations, which in turn could adversely affect the price of the notes and our common stock.

Our limited operating history and recent changes in our customer base makes it difficult to evaluate our business

During late 2003, our relationship with our largest customer changed and in early 2004, we launched new products in our IPIX Security and IPIX InfoMedia business units. As a result, we have a limited operating history of the Company as it will operate in 2004 and upon which you can base an evaluation of our business and prospects. Our prospects must be considered in the light of the risks, uncertainties, expenses and difficulties frequently encountered by companies that have undertaken a substantial business restructuring. To address these risks and uncertainties, we must, among other things:

    -     increase our customer base for Rimfire services;

    - maintain and enhance our brand and expand our immersive product and service offerings;

    -     attract, integrate, retain and motivate qualified personnel; and

    -     adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives.

Additional capital or strategic alternatives may be required for us to continue our operations and as a result, the independent auditors' report includes an explanatory paragraph that states that significant matters exist, including the change in the relationship with our largest customer, that raise substantial doubt about our ability to continue as a going concern

As of December 31, 2003, we had an accumulated deficit of $504 million. In June 2003, we amended our commercial agreement with eBay, Inc., and we no longer provide any products or services to eBay. eBay represented approximately 87% of our total revenue for 2003. As a result of the loss of revenues from our largest customer, the lack of any sales history for our new security products, our past recurring losses from operations and our accumulated deficit, the independent auditors' report for 2003 includes an explanatory paragraph stating that significant matters exist that raise substantial doubt about our ability to continue as a going concern.

We believe our $12.3 million of cash reserves (cash and cash equivalents of $10.24 million, short-term restricted investments of $1.10 million, long-term restricted cash of $0.63 million and short-term investments of $0.33 million) at December 31, 2003, may be sufficient to fund operations for 2004, assuming we are successful in the sale of new products and increasing our revenues and continue to see improvement in our overall cost structure. If we are not successful in increasing our revenues or cutting costs, we may be required to reduce operations further or seek additional private equity financing or financing from other sources, or consider other strategic alternatives, including a possible merger, sale of assets or other business combination or restructuring transactions. There can be no assurances that additional financing or strategic alternatives will be obtainable on terms acceptable to us or that any additional financing would not be substantially dilutive to existing stockholders. The holders of our Series B preferred stock have rights that are senior to those of the holders of our common stock in the event of the sale of our Company or in the event of our liquidation, dissolution or winding up. We have included a "going concern" footnote in our audited financial statements for fiscal 2003. See Financial Statements - Note 3.

Our operating results are highly dependent on the development of new products and technologies, and marketing them in order to generate revenue from new markets

Our results are subject to risks related to our significant investment in developing and introducing new products and services. These risks include: (i) difficulties and delays in the development, production, testing and marketing of products and services; (ii) customer acceptance; (iii) the development of industry standards; (iv) the significant amount of resources we must devote to the development of new technology; and (v) the ability to differentiate our products or services and compete with other companies in the same markets.

Our operating results are highly dependent on obtaining adequate supplies of the components of our products

Our ability to meet customer demands depends, in part, on our ability to obtain timely and adequate delivery of quality materials, parts and components from our suppliers and internal manufacturing capacity. Although we work closely with our suppliers to avoid these types of shortages, there can be no assurances that we will not encounter these problems in the future. A reduction or interruption in supplies or a significant increase in the price of one or more supplies could have a material adverse effect on our revenues and operating results.

Our operating results are highly dependent on generating recurring revenue from our Rimfire service, and we must be successful in adding new Rimfire service customers and generating revenue from new and existing markets

Substantially all of our recurring revenue has been derived from transaction fees generated by our Rimfire service. In particular, eBay was our largest Rimfire customer. eBay represented approximately 87% of total revenue and 96% of total Rimfire service revenue for 2003. As announced in June 2003, we amended our then current commercial agreement with eBay and we no longer provide any products or services to eBay as of November 1, 2003. We continue to diversify and add additional Ad Technologies' customers and are currently targeting image management for publications, on-line and off line classified advertising and other business opportunities. If we fail to add significant customers and increase revenues in this segment of our business, our results of operations and cash flows could be adversely affected. In addition, we must continue to improve and enhance our Rimfire service. If we fail to do so in a timely manner, or if we suffer a decrease in demand for our products and services, our revenue will decrease.

Failure to manage expenses would prevent us from achieving profitability

We may have to increase our operating expenses in order to increase our customer base, enhance our brand image and support our growing infrastructure. In order for us to become profitable, we must increase our revenues and gross profit margins sufficiently to cover current and future operating expenses. If we fail to do so, we may never achieve sustained profitability.

In response to the Q4 2003 loss of revenues from our largest customer and challenging market conditions, we initiated certain cost-reduction programs. In late 2003, we reduced the number of employees in the business unit which previously supported our largest customer. We have completed the required personnel actions and completed the outsourcing of certain of our network management operations. Also, we are streamlining our external spending on marketing and administration. As a result, we hope to lower our future break-even revenue level. In order to be successful, however, we must replace this lost revenue. If we fail to do so, we may be required to implement further cost reductions that could adversely affect our business.

Since the first half of 2000, we have been reducing costs and simplifying our product portfolios in all of our businesses. We discontinued product lines, exited businesses, consolidated operations and reduced our employee population. The impact of these cost-reduction efforts on our revenues and profitability may influence our ability to successfully complete these ongoing efforts; our ability to generate the level of cost savings we expect or that are necessary to enable us to effectively compete; the risk that we may not be able to retain key employees; our manufacturing capabilities; and the performance of other parties under outsourcing arrangements.

An important cost-reduction action is to outsource most of our network operations. While we have business and risk management plans in place in case delivery, quality or capacity is significantly reduced or eliminated by a co-location facility, our current size does not allow us to have numerous alternative vendors; and, accordingly, our operations could be disrupted for extended periods of time. As a result, we could have difficulties performing our services and our revenues and operating result could be negatively impacted.

Another cost-reduction action has been to develop outsourcing arrangements for the design and/or manufacture of certain products and components. If these third parties fail to deliver quality products and components on time and at reasonable prices, we could have difficulties fulfilling our orders and our revenues and operating results could be negatively impacted.

We rely on third party systems to provide our Rimfire service

We rely on certain third-party computer systems and third-party service providers, including a third party Internet service provider, to host and maintain our production services for all of our Rimfire customers. The performance and availability of our Internet systems is critical to our business and reputation. Any system failure, including network, software or hardware failure that interrupts the delivery of Rimfire services or decreases our responsiveness to our customers could be disruptive to our business. Our Internet service provider does not guarantee that its Internet access will be uninterrupted, error free or secure. From time to time it is necessary to change the providers of these services. During the period we are moving our services from one provider to another, interruptions in our offerings could occur.
Because our revenue from our Rimfire service is transaction based, any interruption in Internet access will result in a loss of revenue for the period that Internet access is unavailable.

Our quarterly results may fluctuate, which could make financial forecasting difficult and increase volatility in our common stock

Our revenues and operating results may vary significantly from quarter-to-quarter. As a result, quarter-to-quarter comparisons of our revenues and operating results may not be meaningful. In addition, due to our limited operating history and restructuring, it may be difficult to predict our future revenues and results of operations accurately. It is likely that, in one or more future quarters, our operating results will fall below the expectations of investors. If this happens, the trading price of our common stock is likely to be materially and adversely affected.

Our success depends on our ability to protect our intellectual property

We rely on trademark, copyright and patent law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. If we are not successful in protecting our intellectual property, there could be a material adverse effect on our business.

While we believe that our issued patents and pending patent applications help to protect our business, there can be no assurance that:

    - any patent can be successfully defended against challenges by third parties;

    -     pending patent applications will result in the issuance of patents;

    - our competitors or potential competitors will not devise new methods of competing with us that are not covered by our patents or patent applications;

    - new prior art will not be discovered which may diminish the value of or invalidate an issued patent; or

    - a third party will not have or obtain one or more patents that prevent us from practicing features of our business or will require us to pay for a license to use those features.

Also, our patents, service marks or trademarks may be challenged and invalidated or circumvented. In addition, we are exposed to infringement of our intellectual property in foreign markets because our intellectual property is protected under United States laws that may not extend to foreign uses. We have been involved in litigation relating to the protection of intellectual property rights and could be involved in future litigation as third parties develop products that we believe infringe on our patents and other intellectual property rights. We have experienced attempts to misappropriate our technology, and we expect those attempts may continue. We have been involved in litigation in which our rights to technology have been challenged. The cost of such litigation, or the determination against us in this type of lawsuit, could have a material adverse effect on our business.

If we lose key members of our personnel, our future success could be limited

Our future success depends on our ability to attract and retain key management, engineering, technical and other personnel. In addition, we must recruit additional qualified management, engineering, technical and marketing and sales and support personnel for our operations. Competition for this type of personnel is intense, and we may not be successful in attracting or retaining personnel. The loss of the services of one or more members of our management group or other key employees or the inability to hire additional qualified personnel will limit our ability to grow our business.

Our success is dependent upon our ability to adapt to technological changes, and if we fail to do so, our offerings may become obsolete

We compete in a market characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. These market characteristics are intensified by the emerging nature of the Internet and the multitude of companies offering Internet-based products and services. Thus, our success depends on our ability to adapt to rapidly changing technologies, to adapt our offerings to evolving industry standards and to continually improve the performance, features and reliability of our offerings in response to competitive products and shifting demands of the marketplace. In addition, widespread changes in Internet, networking or telecommunications technologies or other technological alterations could require substantial expenditures to modify our products, services or infrastructure. Failure to adapt to new technology in any of these areas could have a material adverse effect on our business, results of operations and financial condition.

We may not be successful in expanding our business into international markets

A part of our long-term strategy has been to expand into international markets. The success of any additional foreign operations will be substantially dependent upon our entering and succeeding in those markets, including through distributors, joint ventures or other indirect strategies. We may experience difficulty in managing international operations as a result of competition, technical problems, distance, language or cultural differences.

As we manage our international efforts, we will be subject to a number of risks, including the following:

    - failure of foreign countries to rapidly adopt the Internet, digital imaging or other required technologies;

    - unexpected changes in regulatory requirements, especially regarding the Internet;

    - slower payment and collection of accounts receivable than in our domestic market; and

    -     political and economic instability.

We cannot assure you that we will be able to successfully market our products in foreign markets.

We are susceptible to breaches of on-line commerce security

A party able to circumvent our security measures could misappropriate proprietary database information or cause interruptions in operations. As a result, we may need to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by security breaches. This additional expense could harm our business, financial condition and results of operation.

Concentrated control over our voting stock could adversely affect stockholders

As of April 30, 2004, the holders of our Series B preferred stock beneficially owned over 22.9% of our outstanding voting stock. As a result, these stockholders are able to exercise control over certain matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such control could discourage others from initiating potential merger, takeover or other change of control transactions. As a result, the market price of our common stock could be adversely affected.

Conversion of Series B Preferred Stock into Common Stock and the payment of accrued dividends associated with such Preferred Stock could adversely affect stockholders

The holders of our Series B preferred stock may at their election convert each share of preferred stock into approximately 9.2 shares of our registered common stock. Accrued dividends on the preferred stock become due and payable upon such conversions. The holder of the preferred stock may elect to receive the dividends in additional common stock or cash. As a result, these conversions could require us to use available funds to finance dividends or dilute existing stockholders by introducing new common stock into the market. As a result, our financial condition or the market price of our common stock could be adversely affected.

Our certificate of incorporation and bylaws contain anti-takeover provisions that may make it more difficult or expensive to acquire us in the future, which could negatively affect our stock price

Our amended and restated certificate of incorporation and amended and restated bylaws and applicable provisions of Delaware law contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. In addition, in October of 2000, our board of directors approved a stockholder rights plan that has the effect of making an acquisition of us prohibitively expensive unless our board of directors approves of the acquisition. The provisions of our certificate and bylaws and the Delaware General Corporation Law may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting common stock or delay, prevent or deter a merger, acquisition, tender offer or proxy contest, which may negatively affect our stock price.

Because many of our product and service offerings are intended to enhance Internet commercial transactions, the success of our business will be dependent upon continued growth of Internet commerce

Many of our products and services are intended to enhance and facilitate commercial transactions over the Internet. Our future revenues are substantially dependent upon the widespread acceptance and use of the Internet and other on-line services as a medium for commerce by consumers and sellers. If continued acceptance and growth of Internet use does not occur, it could have a material adverse effect on our business.

The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and in the amount of traffic. Continued development and maintenance of the Internet's infrastructure to handle this increased traffic must continue. In addition, timely development of complimentary products, such as high-speed modems, providing reliable Internet access and services will also be required.

The Internet has experienced a variety of outages and other delays as a result of computer viruses and other damages to portions of its infrastructure. Outages and delays and infections by computer viruses are likely to continue and affect the level of Internet usage generally. Such outages and delays will affect processing of transactions on Rimfire integrated Websites. We will experience a reduction in revenues and increased expenses as a result of such outages and delays. We will be required to continually make capital investments to enhance our infrastructure and protect our services from computer viruses and other outages and delays on the Internet. The cost of such improvements could have a material adverse effect on our business.

Our market is highly competitive, and our business may suffer if we are unable to compete successfully

The market for our immersive products and our Rimfire products and services are new and rapidly evolving. Competition for Rimfire primarily comes in the form of a buy vs. build analysis. The market for immersive products and services is intensely competitive. We compete with other providers of immersive imaging technology, such as BeHere Corporation, Remote Reality and EasyPano. Each of these companies develops and markets products and services similar to ours. We expect additional competition from other emerging and established companies. There can be no assurance that the Company's current and potential competitors will not develop products that are more effective than our current or future products, or that our products and technology will not be rendered obsolete by such developments. Some of our competitors have longer operating histories, greater name recognition and significantly greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to promotion and sale of their products than us. Our business will suffer if we are unable to compete effectively.

Terrorist activities and resulting military and other actions could adversely affect our business

Terrorist attacks in recent years have disrupted commerce throughout the United States and other parts of the world. The continued threat of terrorism within the United States and abroad, and the continued military action and heightened security measures, may cost significant disruptions to global commerce. Such disruptions could result in the delay or cancellation of customer orders, a general decrease in corporate spending on information technology or our ability to effectively market and sell our products and services. Such events could have material adverse affect on our business.

                                 Use of Proceeds

We will not receive any proceeds from the sale by any selling stockholder of the 1,797,269 shares of our common stock being offered in this prospectus. All of the proceeds will be received by the selling stockholders. If rights that were issued to the selling stockholders to purchase 888,179 shares of our common stock are exercised, we will receive estimated proceeds of approximately $5.37 million from the selling stockholders. All of such proceeds would be used for general corporate purposes including working capital. We will incur approximately $38,860 of expenses relating to the registration of the shares being offered and sold by the selling stockholders in this registration statement, including the SEC registration fee and legal, accounting, printing and other expenses of this offering; a portion of the proceeds received from the exercise of the additional investment rights referenced above may be used to pay such expenses.

                              Selling Stockholders

This prospectus relates to the resale from time to time of up to a total of 1,797,269 shares of our common stock by the selling stockholders, comprising:

    - 909,090 shares of common stock issued in a private offering that was completed on April 4, 2004; and

    -     888,179   shares  of  common  stock  issuable  upon  the  exercise  of additional investment rights issued in the private offering that was completed on April 4, 2004.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities, or the right to acquire voting or investment power within 60 days through the exercise of an option, warrant or right, through the conversion of a security, or through the power to revoke a trust. All shares of our common stock registered in this offering represent shares issued to each selling stockholder or shares that have been or may be acquired within 60 days of May 5, 2004 upon the exercise of additional investment rights issued to each selling stockholder. The percentage ownership is calculated based on 16,502,222 shares, which represents the number of shares of our commons stock that were outstanding as of May 3, 2004, and the total number of shares issuable to each selling stockholder upon the exercise of the additional investment rights. The shares issuable upon the exercise of the additional investment rights by each selling stockholder, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Except for our agreement to issue additional shares of our common stock upon exercise of the additional investment rights as described above, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name, unless otherwise indicated in the table.


                                                                          Number of
                                            Shares of Common Stock        Shares of        Shares of Common Stock
                                         Beneficially Owned Prior to     Common Stock    Beneficially Owned After the
                                                 the Offering             Registered            Offering (1)
Name and Address of Selling                                                for Sale
Stockholder                                 Number        Percentage        Hereby          Number       Percentage
---------------------------------------------------------------------------------------------------------------------
Cranshire Capital, L.P.                  718,910 (2)        4.36%          718,910            0               *
666 Dundee Road, Ste 1901
Northbrook, IL 60062

Iroquois Capital L.P.                    323,508 (3)        1.96%          323,508            0               *
641 Lexington Ave., 26th Flr.
New York, NY 10022

Vertical Ventures, LLC                   305,534 (4)        1.85%          305,535            0               *
641 Lexington Ave., 26th Flr.
New York, NY 10022

Omicron Master Trust                     269,590 (5)        1.63%          269,590            0               *
810 Seventh Avenue, 39th Flr.
New York, NY 10019


Alexandra Global Master Fund Ltd.        179,727 (6)        1.09%          179,727            0               *
767 Third Avenue, 39th Flr. New York,
NY  10017
---------------------------------------------------------------------------------------------------------------------

    ------------

* Less than 1%.
(1) Because the selling stockholders may choose not to sell any of the shares offered by this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares that any of the selling stockholders will hold after completion of this offering. For purposes of this table, we have assumed that each of the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of this offering.
(2)  Cranshire  Capital,  L.P.  holds (a) 363,637 shares of our common stock and
     (b) additional investment rights to purchase up to 355,273 additional shares of our common stock. Cranshire Capital, L.P. beneficially owns 718,910 shares of common stock underlying warrants, additional investment rights and warrants comprising a portion of the additional investment rights that are currently exercisable or exercisable within 60 days. Mitchell P. Kopin, President of Downsview Capital, Inc., the general partner of Cranshire Capital L.P., has voting control and investment power over securities held by Cranshire Capital, L.P. Mr. Kopin disclaims beneficial ownership of the securities held by Cranshire Capital, L.P.
(3) Iroquois Capital L.P. holds (a) 163,636 shares of our common stock and (b) additional investment rights to purchase up to 159,872 additional shares of our common stock. Iroquois Capital L.P. beneficially owns 323,508 shares of common stock underlying warrants, additional investment rights and warrants comprising a portion of the additional investment rights that are currently exercisable or exercisable within 60 days. Joshua Silverman has voting control and investment power over securities held by Iroquois Capital L.P. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital L.P.
(4) Vertical Ventures LLC holds (a) 154,545 shares of our common stock and (b) additional investment rights to purchase up to 150,989 additional shares of our common stock. Vertical Ventures LLC beneficially owns 305,534 shares of common stock underlying warrants, additional investment rights and warrants comprising a portion of the additional investment rights that are currently exercisable or exercisable within 60 days. Joshua Silverman has voting control and investment power over securities held by Vertical Ventures LLC. Mr. Silverman disclaims beneficial ownership of the securities held by Vertical Ventures LLC.
(5) Omicron Master Trust holds (a) 136,363 shares of our common stock and (b) additional investment rights to purchase up to 133,227 additional shares of our common stock. Omicron Master Trust beneficially owns 269,590 shares of common stock underlying warrants, additional investment rights and warrants comprising a portion of the additional investment rights that are currently exercisable or exercisable within 60 days. Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of April 21, 2003, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester.
(6) Alexandra Global Master Fund Ltd. holds (a) 90,909 shares of our common stock and (b) additional investment rights to purchase up to 88,818 additional shares of our common stock. Alexandra Global Master Fund Ltd. beneficially owns 179,727 shares of common stock underlying warrants, additional investment rights and warrants comprising a portion of the additional investment rights that are currently exercisable or exercisable within 60 days. Alexandra Investment Management, LLC, a Delaware limited liability company ("Alexandra"), serves as investment adviser to Alexandra Global Master Fund Ltd., a British Virgin Islands company ("Master Fund"). By reason of such relationship, Alexandra may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Master Fund. Alexandra disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov ("Filimonov") and Dimitri Sogoloff ("Sogoloff") are managing members of Alexandra. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Master Fund. Filimonov and Sogoloff disclaim beneficial ownership of such shares of common stock.


                              Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

    -     ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

    - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    -     purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

    -     an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

    -     privately negotiated transactions;

    -     short sales;

    - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

    -     a combination of any such methods of sale; and

    -     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                  Legal Matters

The validity of the issuance of the shares offered in this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee.

                                     Experts

The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants (which contains an explanatory paragraph referring to the uncertainty of the Company's ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

                       Where You Can Find More Information

We file annual, quarterly and special reports, along with other information with the SEC. You may read and copy any document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on The American Stock Exchange and the Toronto Stock Exchange. You may inspect reports and other information concerning us at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. These filings and other information may also be inspected without charge at a Web site maintained by the SEC. The address of the site is http://www.sec.gov.

                 Incorporation of Certain Documents by Reference

The documents listed in paragraphs (a) through (d) below have been filed with the Securities and Exchange Commission (the "SEC") and are hereby incorporated by reference into this Registration Statement. All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereto from the date of filing of such documents.

     (a) our annual report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 30, 2004;

     (b) our quarterly report on Form 10-Q for the period ended March 31, 2004 filed with the SEC on April 19, 2004;

     (c)  our definitive  proxy  statement filed with the SEC on March 31, 2004;
          and

     (d) the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on June 14, 1999, including any amendment or report filed for the purpose of updating such description.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item                                      Amount
SEC registration fee   $                                          1,360
Legal fees and
  expenses                                                       15,000
Accounting fees and
  expenses                                                       15,000
Miscellaneous
  expenses                                                        7,500
                        --------------------
    Total              $                                         38,860
                        ------------------------------------------------

Item 15.   Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are not, however, required to indemnify any director or executive officer in connection with any proceeding initiated by us and approved by a majority of our Board of Directors, that alleges (a) unlawful misappropriation of corporate assets, (b) disclosure of confidential information or (c) any other willful breach of such director or executive officer's duty to us or our stockholders. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We also have directors' and officers' liability insurance.

Item 16.   Exhibits.

Exhibit
Number                                   Description of Exhibit
3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Form S-1 as declared effective on August 25, 1999 (File No. 333-80639)).
3.1(a) Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Form S-1 as filed with the Commission on March 17, 2000).
3.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Form 10-Q as filed with the Commission on November 14, 2000).
3.3 Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Form 8-A as filed with the Commission on November 2, 2000).
3.3 Amended Certificate of Designations of Series B Preferred Stock (incorporated herein by reference to Form 8-K as filed with the Commission on October 3, 2001).
4.1 Form of certificate representing the common stock, $.001 par value per share of IPIX Corporation (incorporated herein by reference to Form 10-K as filed with the Commission on March 29,
               2000).
4.2 Rights Agreement dated October 31, 2000 between IPIX Corporation and EquiServe (incorporated herein by reference to Form 8-A as filed with the Commission on November 2, 2000).
4.3 Registration Rights Agreement dated May 14, 2001 between IPIX Corporation and Image Investors Portfolio, a separate series of Memphis Angels, LLC (incorporated herein by reference to Form 8-K as filed with the Commission on May 29, 2001).
4.4 Form of Additional Investment Right dated as of April 4, 2004 by and between the Registrant and Vertical Ventures, LLC, Alexandra Global Master Fund Ltd, Cranshire Capital, L.P., Iroquois Capital, L.P. and Omicron Master Trust (incorporated herein by reference to Form 8-K as filed with the Commission on April 7,
               2004).
5.1 Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding legality of securities
10.1* Employment Agreement dated July 1, 2001, between IPIX Corporation and Donald W. Strickland (incorporated herein by reference to Form 10-Q as filed with the Commission on August 14, 2001).
10.2* Employment Agreement dated July 1, 2001, between IPIX Corporation and Paul A. Farmer (incorporated herein by reference to Form 10-Q as filed with the Commission on August 14, 2001).
10.3* Employment Agreement dated July 1, 2001 between IPIX Corporation and Sarah Pate (incorporated herein by reference to Form 10-K as filed with the Commission on March 31, 2003).
10.4           Reserved
10.5 Amended and Restated IPIX Corporation 2001 Equity Incentive Plan (incorporated herein by reference to Form S-8 as filed with the Commission on January 16, 2002).
10.6 Amended and Restated 1997 Equity Compensation Plan (incorporated herein by reference to Form S-4 as declared effective on December 16, 1999 (File No. 91139).
10.7 Amended and Restated 1998 Employee, Director and Consultant Stock Plan (incorporated herein by reference to Form S-4 as declared effective on December 16, 1999 (File No. 91139)).
10.8 1999 Employee Stock Purchase Plan (incorporated herein by reference to Form S-4 as declared effective on December 16, 1999 (File No. 91139)
10.9 2000 Equity Incentive Plan (incorporated herein by reference to Form S-8 as declared effective on June 27, 2000 (File No. 333-40160).
10.10 PictureWorks Technology, Inc. 1994 Stock Option Plan (incorporated herein by reference to Form S-8 as declared effective on May 2, 2000 (File No. 333-36068))
10.11 PictureWorks Technology, Inc. 1996 Stock Option Plan (incorporated herein by reference to Form S-8 as declared effective on May 2, 2000 (File No. 333-36068))

10.12          PictureWorks   Technology,    Inc.   1997   Stock   Option   Plan
               (incorporated  herein  by  reference  to  Form  S-8  as  declared effective on May 2, 2000 (File No. 333-36068))
10.13          Form of Indemnification Agreement between the Registrant and each of its directors and officers  (incorporated  herein by reference to Form S-1 as  declared  effective  on August 25, 1999 (File No.
               333-80639)).
10.14          Acquisition   Agreement  dated  January  12,  2001  between  IPIX
               Corporation  and  Homestore  Virtual  Tours,  Inc.  (incorporated herein by reference to Form 8-K as filed with the  Commission  on
               January 29, 2001).
10.15**        License Agreement dated January 12, 2001 between IPIX Corporation
               and  Homestore  Virtual  Tours,  Inc.   (incorporated  herein  by
               reference to Form 10-K as filed with the  Commission  on April 2,
               2001).
10.16**        Visual  Content  Service  Agreement,  as  amended,  between  IPIX
               Corporation  and eBay Inc.  (incorporated  herein by reference to
               Form 10-Q  filed with the  Commission  on  October  31,  2001) as amended by Amendment #3 dated June 27, 2003 (incorporated  herein by  reference to Form 8-K filed with the  Commission  on June 30,
               2003).
10.17          Purchase  Agreement  between IPIX Corporation and eBay Inc. dated
               September 26, 2001 (incorporated herein by reference to Form 10-Q filed with the Commission on October 31, 2001).
10.18          Master Lease  Agreement  between IPIX  Corporation  and eBay Inc.
               dated  September  26, 2001  (incorporated  herein by reference to
               Form 10-Q filed with the Commission on October 31, 2001).
10.19          Purchase  Agreement  between IPIX Corporation and eBay Inc. dated
               December 1,  2001(incorporated  herein by  reference to Form 10-K filed with the Commission on March 29, 2002).
10.20          Purchase  Agreement No. 3 between IPIX  Corporation and eBay Inc.
               dated May 31, 2002 (incorporated herein by reference to Form 10-Q filed with the Commission on August 13, 2002).
10.21          Securities  Purchase  Agreement  dated as of April 4, 2004 by and between IPIX Corporation and Vertical  Ventures,  LLC,  Alexandra
               Global  Master  Fund  Ltd,  Cranshire  Capital,   L.P.,  Iroquois
               Capital,  L.P. and Omicron Master Trust  (incorporated  herein by reference  to Form 8-K as filed with the  Commission  on April 7,
               2004).
14.1           Code of Ethics for Chief Executive  Officer and Senior  Financial
               Officers  (incorporated  herein by  reference  to Form 10-K filed with the Commission on March 30, 2004)
14.2           Code of  Business  Conduct  and  Ethics  (incorporated  herein by reference  to Form 10-K  filed with the  Commission  on March 30,
               2004)
21.1           Subsidiaries of the Registrant  (incorporated herein by reference to Form 10-K filed with the Commission on March 30, 2004).
23.1#          Consent of PricewaterhouseCoopers LLP.
23.2#          Consent of Baker,  Donelson,  Bearman,  Caldwell & Berkowitz,  PC
               (contained in Exhibit 5.1)
24.1#          Power of Attorney (included on signature page)

----------

*     Executive Compensation Plan or Agreement
** Portions of the exhibit have been omitted pursuant to a request for confidential treatment.
#     Filed herewith


Item 17.   Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7.        The undersigned Registrant hereby undertakes that:

          (a) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (b) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Ramon, State of California, on May 5, 2004.


                                           IPIX CORPORATION

                                           By: /s/ Paul A. Farmer
                                               ---------------------------------
                                               Paul A. Farmer
                                               Chief Financial Officer


                                POWER OF ATTORNEY

We, the undersigned officers and directors of IPIX Corporation, do hereby severally constitute and appoint Donald W. Strickland, Paul A. Farmer and Matthew S. Heiter and each of them our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                    DATE
---------                                ----------------------------------             ----------------------

/s/ Donald W. Strickland                 President, Chief Executive Officer
                                                     and Director
--------------------------                   (Principal Executive Officer)                  May 4, 2004
Donald W. Strickland

/s/ Paul A. Farmer                       Chief Financial Officer (Principal
--------------------------                        Accounting Officer)                       May 4, 2004
Paul A. Farmer

/s/ David M. Wilds                            Chairman of the Board of
--------------------------                             Directors                            May 4, 2004
David M. Wilds

/s/ Michael D. Easterly
--------------------------                             Director                             May 4, 2004
Michael D. Easterly


                                      II-6


/s/ Laban P. Jackson, Jr.
--------------------------                             Director                             May 4, 2004
Laban P. Jackson, Jr.

/s/ Andrew P. Seamons
--------------------------                             Director                             May 4, 2004
Andrew P. Seamons

M BJS 757696 v9
2787900-000001  05/05/04


                                INDEX TO EXHIBITS

Exhibit
Number                               Description of Exhibit

3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Form S-1 as declared effective on August 25, 1999 (File No. 333-80639)).
3.1(a) Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Form S-1 as filed with the Commission on March 17, 2000).
3.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Form 10-Q as filed with the Commission on November 14, 2000).
3.3 Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Form 8-A as filed with the Commission on November 2, 2000).
3.3 Amended Certificate of Designations of Series B Preferred Stock (incorporated herein by reference to Form 8-K as filed with the Commission on October 3, 2001).
4.1 Form of certificate representing the common stock, $.001 par value per share of IPIX Corporation (incorporated herein by reference to Form 10-K as filed with the Commission on March 29,
               2000).
4.2 Rights Agreement dated October 31, 2000 between IPIX Corporation and EquiServe (incorporated herein by reference to Form 8-A as filed with the Commission on November 2, 2000).
4.3 Registration Rights Agreement dated May 14, 2001 between IPIX Corporation and Image Investors Portfolio, a separate series of Memphis Angels, LLC (incorporated herein by reference to Form 8-K as filed with the Commission on May 29, 2001).
4.4 Form of Additional Investment Right dated as of April 4, 2004 by and between the Registrant and Vertical Ventures, LLC, Alexandra Global Master Fund Ltd, Cranshire Capital, L.P., Iroquois Capital, L.P. and Omicron Master Trust (incorporated herein by reference to Form 8-K as filed with the Commission on April 7,
               2004).
5.1 Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding legality of securities
10.1* Employment Agreement dated July 1, 2001, between IPIX Corporation and Donald W. Strickland (incorporated herein by reference to Form 10-Q as filed with the Commission on August 14, 2001).
10.2* Employment Agreement dated July 1, 2001, between IPIX Corporation and Paul A. Farmer (incorporated herein by reference to Form 10-Q as filed with the Commission on August 14, 2001).
10.3* Employment Agreement dated July 1, 2001 between IPIX Corporation and Sarah Pate (incorporated herein by reference to Form 10-K as filed with the Commission on March 31, 2003).
10.4           Reserved
10.5 Amended and Restated IPIX Corporation 2001 Equity Incentive Plan (incorporated herein by reference to Form S-8 as filed with the Commission on January 16, 2002).
10.6 Amended and Restated 1997 Equity Compensation Plan (incorporated herein by reference to Form S-4 as declared effective on December 16, 1999 (File No. 91139).
10.7 Amended and Restated 1998 Employee, Director and Consultant Stock Plan (incorporated herein by reference to Form S-4 as declared effective on December 16, 1999 (File No. 91139)).
10.8 1999 Employee Stock Purchase Plan (incorporated herein by reference to Form S-4 as declared effective on December 16, 1999 (File No. 91139)
10.9 2000 Equity Incentive Plan (incorporated herein by reference to Form S-8 as declared effective on June 27, 2000 (File No. 333-40160).

10.10          PictureWorks   Technology,    Inc.   1994   Stock   Option   Plan
               (incorporated herein by reference to Form S-8 as declared effective on May 2, 2000 (File No. 333-36068))

10.11          PictureWorks   Technology,    Inc.   1996   Stock   Option   Plan
               (incorporated herein by reference to Form S-8 as declared effective on May 2, 2000 (File No. 333-36068))

10.12          PictureWorks   Technology,    Inc.   1997   Stock   Option   Plan
               (incorporated herein by reference to Form S-8 as declared effective on May 2, 2000 (File No. 333-36068))

10.13 Form of Indemnification Agreement between the Registrant and each of its directors and officers (incorporated herein by reference to Form S-1 as declared effective on August 25, 1999 (File No. 333-80639)).

10.14          Acquisition   Agreement  dated  January  12,  2001  between  IPIX
               Corporation and Homestore Virtual Tours, Inc. (incorporated herein by reference to Form 8-K as filed with the Commission on January 29, 2001).

10.15** License Agreement dated January 12, 2001 between IPIX Corporation and Homestore Virtual Tours, Inc. (incorporated herein by reference to Form 10-K as filed with the Commission on April 2,
               2001).

10.16** Visual Content Service Agreement, as amended, between IPIX Corporation and eBay Inc. (incorporated herein by reference to Form 10-Q filed with the Commission on October 31, 2001) as amended by Amendment #3 dated June 27, 2003 (incorporated herein by reference to Form 8-K filed with the Commission on June 30,
               2003).

10.17 Purchase Agreement between IPIX Corporation and eBay Inc. dated September 26, 2001 (incorporated herein by reference to Form 10-Q filed with the Commission on October 31, 2001).

10.18          Master Lease  Agreement  between IPIX  Corporation  and eBay Inc.
               dated September 26, 2001 (incorporated herein by reference to Form 10-Q filed with the Commission on October 31, 2001).

10.19 Purchase Agreement between IPIX Corporation and eBay Inc. dated December 1, 2001(incorporated herein by reference to Form 10-K filed with the Commission on March 29, 2002).

10.20          Purchase  Agreement No. 3 between IPIX  Corporation and eBay Inc.
               dated May 31, 2002 (incorporated herein by reference to Form 10-Q filed with the Commission on August 13, 2002).

10.21 Securities Purchase Agreement dated as of April 4, 2004 by and between IPIX Corporation and Vertical Ventures, LLC, Alexandra
               Global Master Fund Ltd, Cranshire Capital, L.P., Iroquois Capital, L.P. and Omicron Master Trust (incorporated herein by reference to Form 8-K as filed with the Commission on April 7,
               2004).

14.1 Code of Ethics for Chief Executive Officer and Senior Financial Officers (incorporated herein by reference to Form 10-K filed with the Commission on March 30, 2004)

14.2 Code of Business Conduct and Ethics (incorporated herein by reference to Form 10-K filed with the Commission on March 30,
               2004)

21.1 Subsidiaries of the Registrant (incorporated herein by reference to Form 10-K filed with the Commission on March 30, 2004).

23.1#          Consent of PricewaterhouseCoopers LLP.

23.2# Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1)

24.1#          Power of Attorney (included on signature page)

--------

*    Executive Compensation Plan or Agreement
** Portions of the exhibit have been omitted pursuant to a request for confidential treatment.
#    Filed herewith

EXHIBIT 5.1



          [BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC LETTERHEAD]



May 5, 2004

IPIX Corporation
3160 Crow Canyon Road, Fourth Floor
San Ramon, CA  94583


Ladies and Gentlemen:

We have acted as counsel for IPIX Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act") for the registration for resale of 1,797,269 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company, which represents 909,090 issued shares (the "Issued Shares") and 888,179 shares issuable upon the exercise of additional investment rights (the "Rights"). The Issued Shares and the Rights were originally issued in a private placement completed on April 4, 2004.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that authorizes the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the 1,797,269 Shares are duly authorized for issuance by the Company and that (a) 909,090 of the shares of Common Stock are validly issued, fully paid and non-assessable shares of the Common Stock of the Company and (b) upon issuance and payment of the exercise or purchase price in accordance with the terms of the Rights, 888,179 of the shares of Common Stock will be validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters." In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                             Yours truly,

                             /s/ BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC

EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2004 relating to the financial statements and the financial statement schedule which appears in the IPIX Corporation Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP
San Jose, California
May 4, 2004